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                                                                    Exhibit A-11

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          LAWRENCE WATER COMPANY, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above Corporation have been presented to me at my office, accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin December 8, 1998.

         In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, this Eighth day of December, 1998.
(SEAL)

                                                         /S/ Sue Anne Gilroy
                                                         -----------------------
                                                         SUE ANNE GILROY,
                                                         SECRETARY OF STATE

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                            ARTICLES OF INCORPORATION

                                       OF

                          LAWRENCE WATER COMPANY, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the `Corporation Law"), hereby executes the following Articles of Incorporation:

                                    ARTICLE I

                                      Name

The name of the Corporation is:  Lawrence Water Company, Inc.

                                   ARTICLE II

                               Purposes and Powers

         Section 1. Purposes of the Corporation. The purposes for which the Corporation is formed are for the operation and management of water utility systems and all other lawful business.

         Section 2. Powers of the Corporation. Subject to any limitation or restriction imposed by the Corporation Law, any other law, or any provision of these Articles of Incorporation, the Corporation shall have:

         A. The same capacity to act as possessed by natural persons and to do everything necessary, advisable, or convenient for the accomplishment of any of the purposes for which the Corporation is formed, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation, and to do all other things incidental thereto or connected therewith which are not forbidden by law;

         B. The power to carry out the purposes for which the Corporation is formed in any state, territory, district, or possession of the United States, or in any foreign country, to such state, territory, district, or possession of the United States or by any such foreign country; and

         C. The power to have, exercise, and enjoy in furtherance of the purposes for which the Corporation is formed all the general rights, privileges, and powers granted to corporations by the Corporation Law, as now or hereafter amended, and by the common law.

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                                   ARTICLE III

                                Term of Existence

The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                           Registered Office and Agent

         Section 1. Registered Office. The street address of the Corporation's registered office is: Lawrence Water Company, Inc., 1220 Waterway Boulevard, Indianapolis, Indiana 46202.

         Section 2. Registered Agent. The name and address of the Corporation's Registered Agent is: John M. Davis, Lawrence Water Company, Inc. 1220 Waterway Boulevard, Indianapolis, Indiana 46202.

                                    ARTICLE V

                                Authorized Shares

         Section 1. Number of Shares. The total number of shares which the Corporation has authority to issue is 1,000.

         Section 2. Terms of Shares.

                  A. One Class. All shares shall be common shares having the same rights and privileges. Every holder of the common shares of the Corporation shall have the right at every shareholders' meeting to one vote for each share of common stock standing in his or her name on the books of the Corporation.

                  B. Registered Owner. The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof.

                  C. No Par Value. The shares shall have no par value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, all of the shares shall be deemed to have a par value of $1.00 per share.

                  D. Voting Rights. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures as the Corporation may by action of the Board of

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                           Directors establish (which may include sanctions for
                           noncompliance therewith to the fullest extent permitted by the Corporation Law), the shares have unlimited voting rights.

                                   ARTICLE VI

                                    Directors

         Section 1. Number of Directors. The initial Board of Directors is composed of 6 members. The number of Directors may from time to time be specified by or fixed in accordance with the Bylaws of the Corporation at any number. In the absence of a Bylaw provision specifying or fixing the number of Directors, the number shall be the same number as the initial Board of Directors above indicated.

         Section 2. Vacancies. Any vacancy in the Board of Directors, from whatever cause arising, including any increase in the size of the Board of Directors, shall be filled by selection of a new Director by a majority vote of the remaining members of the Board of Directors (even if less than a quorum); provided, however, that, if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board of Directors are unable to agree upon a new Director or determine not to select a new Director, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or, in the case of a vacancy created by an increase in the size of the Board of Directors, the term of the new Director shall expire as of the next annual meeting of the shareholders or, if later, when a successor is elected and qualified.

         Section 3. Removal of Directors. Any of all of the members of the Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Directors. Directors may not be removed by the Board of Directors.

         Section 4. Limited Liability of Directors. Directors shall be immune from personal liability for any action taken as a Director, or any failure to take any action to the fullest extent permitted by the Corporation Law and by general principles of corporate law.

                                   ARTICLE VII

                                  Incorporator

The name and post office address including zip code of the incorporator of the Corporation are as follows: IWC Resources Corporation, 1220 Waterway Boulevard, Indianapolis, IN 46202
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                                  ARTICLE VIII

                     Provisions for Regulation of Business
                     And Conduct of Affairs of Corporation

         Section 1. Indemnification. Every person who is or was a director of the Corporation (as defined in IC 23-1-37-2) shall be indemnified by the Corporation against all liability and reasonable expenses (as such terms are defined in IC 23-1-37-3 & 4) incurred by such person in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because such person is or was a director of the Corporation, provided that such person is determined in the manner specified in IC 23-1-37-12 to have met the standard of conduct specified in IC 23-1-37-8. Subject to the requirements of IC 23-1-37-10, the Corporation shall advance to such person the reasonable expenses incurred by him or her in connection with any such action, suit, or proceeding. Upon demand for indemnification or advancement of expenses, as the case may be, the Corporation shall proceed as provided in IC 23-1-37-12 to determine whether such person is entitled thereto. Every person who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such person were a director.

         Section 2. Report of Indemnification. If the Corporation indemnified or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting as provided in IC 23-1-53-2(a).

         Section 3. No Limitation. Nothing contained in this Article 8 shall limit or preclude the exercise of any right provided under the Corporation Law, these Articles of Incorporation, the Corporation's Bylaws, any general or specific action of the board of directors or the shareholders of the Corporation, or any contract relating to indemnification of or the advancement of expenses to any director, officer, employee, or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any director, officer, employee, or agent.

         Section 4. Reference to Law. Reference to the Corporation Law or to the Indiana Code (IC) shall be as to the same as they may be amended from time to time.

         Section 5. Conflict of Interest Transaction. A conflict of interest transaction, as defined in IC 23-1-35-2(a), is not voidable by the Corporation provided the conflict of interest transaction satisfies the provisions specified in IC 23-1-35-2.

         Section 6. ByLaws. The board of directors of the Corporation shall have the power, without the assent or vote of the shareholders, to make, alter, amend, or repeal the Bylaws of the Corporation.

         Section 7. Amendments of Articles of Incorporation. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation or in any amendment hereto, or to add any provision to the Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Corporation Law, or by the provisions of any other applicable statute of the state of Indiana; and all rights conferred upon shareholders in the Articles of Incorporation or any amendment hereto granted subject to this reservation.

         Executed by the undersigned Incorporation this 8th day of December, 1998..

                                                 IWC Resources Corporation

                                                 /s/ John M. Davis
                                                 -------------------------------
                                                 John M. Davis
                                                 Vice President, Secretary